Exhibit 10.4

SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

THIS SECOND AMENDMENT TO EMPLOYMENT AGREEMENT (“Amendment”) is made and entered into by and between Cano Petroleum Inc., (formerly Huron Ventures, Inc.) a Delaware corporation with its principal executive offices in Fort Worth, Texas (the “Company”), and Michael J. Ricketts, an individual currently residing in Tarrant County, Texas (“Employee”), effective as of the 1st day of June, 2006 (the “Amendment Effective Date”). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the below described Agreement.

WHEREAS, the Company and Employee entered into that certain Employment Agreement dated May 28th, 2004, but effective June 1, 2004, as amended by First Amendment to Employment Agreement effective as of January 1, 2006 (the “Agreement”); and

WHEREAS, the Company and Employee now desire to amend, alter, modify and change the terms and provisions of the Agreement, as follows.

NOW THEREFORE, for and in consideration of the mutual benefits to be obtained hereunder and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, Company and Employee do hereby agree to amend, alter, modify and change the Agreement, as of the Amendment Effective Date as follows:

1.                                      Section 1. Employment. shall be deleted in its entirety and the following substituted in place and in lieu thereof:

1.                                       Employment.                           The Company hereby employs Employee in the capacity of Vice President and Principal Accounting Officer of the Company, and Employee hereby agrees to accept such employment by the Company, upon the terms and conditions stated in this Agreement

Except as specifically amended, altered, modified and changed hereby and heretofore, the Agreement remains in full force and effect as originally written.

Signatures

To evidence the binding effect of the covenants and agreements described above, the parties hereto have executed this Amendment effective as of the date first above written.

THE COMPANY:

CANO PETROLEUM, INC.

By:	/s/ S. Jeffrey Johnson
S. Jeffrey Johnson
Chairman and Chief Executive Officer

EMPLOYEE:

/s/ Michael J. Ricketts
Michael J. Ricketts